Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, par value $0.00001 per share, of Empery Digital Inc., a Delaware corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: January 26, 2026

ATG Capital Opportunities Fund LP

By:	/s/ Gabriel Gliksberg
Gabriel Gliksberg, Managing Member of ATG Capital Management GP LLC, the general partner of ATG Capital Management LP, its investment manager
Date:	01/26/2026

ATG Capital Management LP

By:	/s/ Gabriel Gliksberg
Gabriel Gliksberg, Managing Member of ATG Capital Management GP LLC, its general partner
Date:	01/26/2026

ATG Capital Management GP LLC

By:	/s/ Gabriel Gliksberg
Gabriel Gliksberg, Managing Member
Date:	01/26/2026

Gabriel Gliksberg

By:	/s/ Gabriel Gliksberg
Gabriel Gliksberg
Date:	01/26/2026